Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE

(Senior Notes due 2024)

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”) is dated as of August 1, 2013, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), each of the companies listed on Schedule II hereto (collectively, the “New Subsidiaries”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 19, 2012 (as supplemented by that First Supplemental Indenture, dated as of July 2, 2012, that Second Supplemental Indenture, dated as of August 9, 2012, that Third Supplemental Indenture, dated as of September 24, 2012, and that Fourth Supplemental Indenture effective as of December 31, 2012, the “Indenture”), providing for the issuance of the Issuer’s 5-7/8% Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder of the Notes, for the purpose of making any change that would not materially adversely affect the rights of any Holder of the Notes;

WHEREAS, the Issuer has re-designated the New Subsidiaries (formerly Unrestricted Subsidiaries) as Restricted Subsidiaries under the Indenture and now wishes to cause the New Subsidiaries to become Subsidiary Guarantors pursuant to Section 4.14 of the Indenture;

WHEREAS, in Section 1.01 of the Indenture, the term “Subsidiary Guarantors” is defined to include all Persons that become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date; and

WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer’s obligations under the Notes, subject to the terms and conditions described in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the New Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	AMENDMENT TO GUARANTEE. The New Subsidiaries hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as Subsidiary Guarantors. Such guarantee shall be evidenced by the New Subsidiaries’ execution of Subsidiary Guarantees, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of the date hereof.

3.	NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder of the New Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting and holding a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

4.	NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this Fifth Supplemental Indenture.

5.	COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the New Subsidiaries.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By: /s/ Robert O. Stephenson

Name: Robert O. Stephenson

Title: Chief Financial Officer and Treasurer

On behalf of each Subsidiary Guarantor, its sole member, general partner or trustee, named on the attached Schedule I

By: /s/ Daniel J. Booth

Name: Daniel J. Booth

Title: Chief Operating Officer and Secretary

On behalf of each of the New Subsidiaries or its sole member, named on the attached Schedule II

By: /s/ Daniel J. Booth

Name: Daniel J. Booth

Title: Chief Operating Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Dave Ferrell

Name: Dave Ferrell

Title: Vice President

Schedule I

SUBSIDIARY GUARANTORS

13922 Cerise Avenue, LLC

245 East Wilshire Avenue, LLC

3806 Clayton Road, LLC

637 East Romie Lane, LLC

523 Hayes Lane, LLC

1200 Ely Street Holdings Co. LLC

42235 County Road Holdings Co. LLC

2425 Teller Avenue, LLC

48 High Point Road, LLC

Arizona Lessor - Infinia, Inc.

Baldwin Health Center, Inc.

Bayside Alabama Healthcare Second, Inc.

Bayside Arizona Healthcare Associates, Inc.

Bayside Arizona Healthcare Second, Inc.

Bayside Colorado Healthcare Associates, Inc.

Bayside Colorado Healthcare Second, Inc.

Bayside Indiana Healthcare Associates, Inc.

Bayside Street II, Inc.

Bayside Street, Inc.

Canton Health Care Land, Inc.

Carnegie Gardens LLC

Center Healthcare Associates, Inc.

CFG 2115 Woodstock Place LLC

Cherry Street - Skilled Nursing, Inc.

Colonial Gardens, LLC

Colorado Lessor - Conifer, Inc.

Copley Health Center, Inc.

CSE Anchorage LLC

CSE Blountville LLC

CSE Bolivar LLC

CSE Camden LLC

CSE Centennial Village

CSE Corpus North LLC

CSE Crane LLC

CSE Denver Iliff LLC

CSE Fairhaven LLC

CSE Huntingdon LLC

CSE Jacinto City LLC

CSE Jefferson City LLC

CSE Kerrville LLC

CSE Marianna Holdings LLC

CSE Memphis LLC

CSE Pennsylvania Holdings

CSE Ripley LLC

CSE Ripon LLC

CSE Spring Branch LLC

CSE Texarkana LLC

CSE The Village LLC

CSE West Point LLC

CSE Whitehouse LLC

CSE Williamsport LLC

Dallas - Skilled Nursing, Inc.

Delta Investors I, LLC

Delta Investors II, LLC

Desert Lane, LLC

Dixon Health Care Center, Inc.

Encanto Senior Care, LLC

Florida Lessor - Crystal Springs, Inc.

Florida Lessor - Emerald, Inc.

Florida Lessor - Lakeland, Inc.

Florida Lessor - Meadowview, Inc.

Florida Real Estate Company, LLC

Georgia Lessor - Bonterra/Parkview, Inc.

Greenbough, LLC

Hanover House, Inc.

Heritage Texarkana Healthcare Associates, Inc.

House of Hanover, Ltd.

Hutton I Land, Inc.

Hutton II Land, Inc.

Hutton III Land, Inc.

Indiana Lessor - Jeffersonville, Inc.

Indiana Lessor - Wellington Manor, Inc.

Jefferson Clark, Inc.

LAD I Real Estate Company, LLC

Lake Park - Skilled Nursing, Inc.

Leatherman 90-1, Inc.

Leatherman Partnership 89-1, Inc.

Leatherman Partnership 89-2, Inc.

Long Term Care - Michigan, Inc.

Long Term Care - North Carolina, Inc.

Long Term Care Associates - Illinois, Inc.

Long Term Care Associates - Indiana, Inc.

Long Term Care Associates - Texas, Inc.

Meridian Arms Land, Inc.

North Las Vegas LLC

NRS Ventures, L.L.C.

OHI (Connecticut), Inc.

OHI (Florida), Inc.

OHI (Illinois), Inc.

OHI (Indiana), Inc.

OHI (Iowa), Inc.

OHI (Kansas), Inc.

OHI Asset (CA), LLC

OHI Asset (CT) Lender, LLC

OHI Asset (FL), LLC

OHI Asset (ID), LLC

OHI Asset (IN), LLC

OHI Asset (LA), LLC

OHI Asset (MI), LLC

OHI Asset (MI/NC), LLC

OHI Asset (MO), LLC

OHI Asset (OH) Lender, LLC

OHI Asset (OH) New Philadelphia, LLC

OHI Asset (OH), LLC

OHI Asset (PA) Trust

OHI Asset (PA), LLC

OHI Asset (SMS) Lender, Inc.

OHI Asset (TX), LLC

OHI Asset CSE-E, LLC

OHI Asset CSE-U, LLC

OHI Asset Essex (OH), LLC

OHI Asset II (CA), LLC

OHI Asset II (PA) Trust

OHI Asset III (PA) Trust

OHI Asset, LLC

OHI of Texas, Inc.

OHI Sunshine, Inc.

OHI Tennessee, Inc. (formerly known as OHI of Kentucky, Inc.)

OHIMA, Inc.

Omega (Kansas), Inc.

Omega TRS I, Inc.

Orange Village Care Center, Inc.

OS Leasing Company

Panama City Nursing Center LLC

Parkview - Skilled Nursing, Inc.

Pavillion North Partners, Inc.

Pavillion North, LLP

Pavillion Nursing Center North, Inc.

Pine Texarkana Healthcare Associates, Inc.

Reunion Texarkana Healthcare Associates, Inc.

San Augustine Healthcare Associates, Inc.

Skilled Nursing - Gaston, Inc.

Skilled Nursing - Herrin, Inc.

Skilled Nursing - Hicksville, Inc.

Skilled Nursing - Paris, Inc.

Skyler Maitland LLC

South Athens Healthcare Associates, Inc.

St. Mary’s Properties, Inc.

Sterling Acquisition Corp.

Sterling Acquisition Corp. II

Suwanee, LLC

Texas Lessor - Stonegate GP, Inc.

Texas Lessor - Stonegate Limited, Inc.

Texas Lessor - Stonegate, L.P.

Texas Lessor - Treemont, Inc.

The Suburban Pavilion, Inc.

Washington Lessor - Silverdale, Inc.

Waxahachie Healthcare Associates, Inc.

West Athens Healthcare Associates, Inc.

Wilcare, LLC

OHI Asset (CO), LLC

OHI Asset (IL), LLC

OHI Asset IV (PA) Silver Lake Trust

OHI Asset II (FL), LLC

CSE Albany LLC

CSE Amarillo LLC

CSE Arden L.P.

CSE Augusta LLC

CSE Bedford LLC

CSE Cambridge LLC

CSE Cambridge Realty LLC

CSE Canton LLC

CSE Cedar Rapids LLC

CSE Chelmsford LLC

CSE Chesterton LLC

CSE Claremont LLC

CSE Denver LLC

CSE Douglas LLC

CSE Dumas LLC

CSE Elkton LLC

CSE Elkton Realty LLC

CSE Fort Wayne LLC

CSE Frankston LLC

CSE Georgetown LLC

CSE Green Bay LLC

CSE Hilliard LLC

CSE Huntsville LLC

CSE Indianapolis-Continental LLC

CSE Indianapolis-Greenbriar LLC

CSE Jefferson-Hillcrest Center LLC

CSE Jefferson-Jennings House LLC

CSE King L.P.

CSE Kingsport LLC

CSE Knightdale L.P.

CSE Lake City LLC

CSE Lake Worth LLC

CSE Lakewood LLC

CSE Las Vegas LLC

CSE Lawrenceburg LLC

CSE Lenoir L.P.

CSE Lexington Park LLC

CSE Lexington Park Realty LLC

CSE Ligonier LLC

CSE Live Oak LLC

CSE Logansport LLC

CSE Lowell LLC

CSE Mobile LLC

CSE Moore LLC

CSE North Carolina Holdings I LLC

CSE North Carolina Holdings II LLC

CSE Omro LLC

CSE Orange Park LLC

CSE Orlando-Pinar Terrace Manor LLC

CSE Orlando-Terra Vista Rehab LLC

CSE Piggott LLC

CSE Pilot Point LLC

CSE Ponca City LLC

CSE Port St. Lucie LLC

CSE Richmond LLC

CSE Safford LLC

CSE Salina LLC

CSE Seminole LLC

CSE Shawnee LLC

CSE Stillwater LLC

CSE Taylorsville LLC

CSE Texas City LLC

CSE Upland LLC

CSE Walnut Cove L.P.

CSE Winter Haven LLC

CSE Woodfin L.P.

CSE Yorktown LLC

CSE Casablanca Holdings LLC

CSE Casablanca Holdings II LLC

OHI Asset CSB LLC

OHI Asset (FL) Lender, LLC

OHI Asset (MD), LLC

OHI Asset HUD CFG, LLC

OHI Asset HUD WO, LLC

OHI Asset HUD SF, LLC

OHI Asset (IN) Greensburg, LLC

OHI Asset (IN) Indianapolis, LLC

OHI Asset (IN) Wabash, LLC

OHI Asset (IN) Westfield, LLC

OHI Asset (IN) American Village, LLC
OHI Asset (IN) Beech Grove, LLC
OHI Asset (IN) Eagle Valley, LLC
OHI Asset (IN) Anderson, LLC
OHI Asset (IN) Forest Creek, LLC
OHI Asset (IN) Franklin, LLC
OHI Asset (IN) Fort Wayne, LLC
OHI Asset (IN) Monticello, LLC
OHI Asset (IN) Kokomo, LLC
OHI Asset (IN) Elkhart, LLC
OHI Asset (IN) Clarksville, LLC
OHI Asset (IN) Noblesville, LLC
OHI Asset (IN) Rosewalk, LLC
OHI Asset (IN) Lafayette, LLC
OHI Asset (IN) Spring Mill, LLC
OHI Asset (IN) Terre Haute, LLC
OHI Asset (IN) Zionsville, LLC OHI Asset (TX) Hondo, LLC OHI Asset HUD SF CA, LLC OHI Asset (MI) Heather Hills, LLC OHI Asset (IN) Crown Point, LLC OHI Asset (IN) Madison, LLC

Schedule II

NEW SUBSIDIARIES

OHI Asset HUD Delta, LLC

CSE Pine View LLC

Dixie White House Nursing Home, Inc.

Ocean Springs Nursing Home, Inc.

Pensacola Real Estate Holdings I, Inc.

Pensacola Real Estate Holdings II, Inc.

Pensacola Real Estate Holdings III, Inc.

Pensacola Real Estate Holdings IV, Inc.

Pensacola Real Estate Holdings V, Inc.

Skyler Boyington, Inc.

Skyler Florida, Inc.

Skyler Pensacola, Inc.